SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant Sec.240.14a-12

                         PRIMECORE MORTGAGE TRUST, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
                    (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)


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[ X ] No fee required.
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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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       4) Date Filed:                                                     ______

                         Primecore Mortgage Trust, Inc.

                                99 El Camino Real
                                 Menlo Park, CA
                                 (650) 328-3060

--------------------------------------------------------------------------------

                    Notice of Annual Meeting of Shareholders


To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Primecore Mortgage Trust, Inc., a Maryland corporation (the "Company"), to be held on Thursday, June 26, 2003 at 11:00 a.m., Pacific Daylight Time, at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, for the following purposes:

1. The election of two Class III Directors to serve until the Company's Annual Meeting of Shareholders to be held in 2006, or until such director's successor is elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement describing the matters to be considered at the 2003 Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on April 30, 2003 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

Management desires to have a maximum representation of shareholders at the Annual Meeting. Only shareholders entitled to notice and to vote, and other invited guests of the Company, shall attend. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A shareholder may revoke a proxy by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                         By Order of the Board of Directors


Menlo Park, California                   Ben Hamburg
May 12, 2003                             Secretary


               |----------------------------------------------|
               |                                              |
               |    YOUR VOTE IS IMPORTANT. WHETHER OR NOT    |
               |    YOU PLAN TO ATTEND THE ANNUAL MEETING,    |
               |    PLEASE COMPLETE, SIGN AND DATE THE        |
               |    ENCLOSED PROXY, AND PROMPTLY RETURN IT    |
               |    IN THE ENCLOSED STAMPED ENVELOPE.         |
               |                                              |
               |----------------------------------------------|

                         Primecore Mortgage Trust, Inc.

                                99 El Camino Real
                                 Menlo Park, CA
                                 (650) 328-3060

                                 Proxy Statement
                         Annual Meeting of Shareholders
                            To Be Held June 26, 2003

GENERAL INFORMATION

The Board of Directors of Primecore Mortgage Trust, Inc., a Maryland corporation, is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on June 26, 2003 at 11:00 a.m., Pacific Daylight Time, at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, and at any adjournment or postponement thereof. This proxy statement, the accompanying proxy and the notice of annual meeting are being provided to shareholders beginning on or about May 12, 2003.

Voting of Proxies

Shares of the common stock and Class A Convertible preferred stock represented by all properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors.

In the event that a quorum is not present at the time the annual meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the shareholders entitled to vote at the annual meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the annual meeting by a vote of shareholders, the persons named in the enclosed form of proxy will vote all shares of stock for which they have voting authority in favor of such adjournment.

The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein. To date, Primecore Mortgage Trust, Inc. has not received any shareholder proposals. If any other matter of which the management and Board of Directors are not now aware is presented properly to the shareholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Voting Rights

Holders of shares of Primecore Mortgage Trust, Inc.'s common stock and Class A Convertible preferred stock, par value $0.01 per share, at the close of business on April 30, 2003, the record date, are entitled to notice of, and to vote at, the annual meeting. On that date, 22,487,371 shares of Class A Convertible preferred stock and one hundred (100) shares of common stock were outstanding. Each share of common stock and Class A Convertible preferred stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting. If a quorum is present, (1) a plurality of the votes cast at the annual meeting is required for election of a director, and (2) the affirmative vote of the majority of the shares present, in person or by proxy, at the annual meeting and entitled to vote is required for all other matters. Cumulative voting in the election of directors is not permitted.

Solicitation of Proxies

The costs of this solicitation by the Board of Directors will be borne by Primecore Mortgage Trust, Inc. Proxy solicitations will be made by mail. They also may be made by personal interview, telephone, facsimile transmission, internet via the Primecore website, and telegram. Primecore Mortgage Trust, Inc. does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000.00, plus reasonable out-of-pocket expenses.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Company's Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Additional Materials

A Notice of Meeting and a form of Proxy are included with the mailing of this proxy statement. A copy of the Company's combined Annual Report to Shareholders and Form 10-K Annual Report filed with the Securities Exchange Commission on March 31, 2003, which includes our audited financial statements for the year ended December 31, 2002, also is included with the mailing of this proxy statement. The combined Annual Report to Shareholders and Form 10-K Annual Report is not to be considered a part of these proxy solicitation materials. An additional copy of the Form 10-K Annual Report, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Eric Hanke, Primecore, 99 El Camino Real, Menlo Park, CA 94025 or by calling Mr. Hanke at (650) 328-3060.

ITEM 1 - ELECTION OF DIRECTORS

The current authorized number of members of the Board of Directors is five. The Board is divided into three classes, each having a three-year term, designated Class I (one director), Class II (two directors) and Class III (two directors), with one class standing for election at the annual meeting of shareholders each year. In addition, where there has been a vacancy on the Board of Directors due to resignation or removal or due to an increase in the size of the Board, a majority of the Board of Directors shall elect the person to fill the vacancy, provided that such person shall hold office until the next annual meeting of shareholders. There currently exists one vacancy of a Class II director. At this year's annual meeting, two Class III Directors are to be elected. The nominees for Class III Directors are set forth below. The proxy holder intends to vote all proxies received by the proxy holder in the accompanying form of proxy FOR all of the nominees for Director listed below unless otherwise specified by the shareholder. In the event any nominee is unable or declines to serve as a Director at the time of the annual meeting, the proxies for such nominee will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holder intends to vote all proxies received for the nominees listed below and against any other nominees. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as Director. The nominees listed below already serve as Directors of Primecore Mortgage Trust, Inc.

The election to the Board of Directors of the nominees identified in the proxy statement will require the affirmative vote of a plurality of the outstanding shares of Class A Convertible preferred stock present in person or represented by proxy at the annual meeting.

The Board of Directors unanimously recommends that shareholders vote "FOR" the nominees identified below.

Nominees to Board of Directors

         Name                      Position with Primecore Mortgage Trust, Inc.
         ----                      --------------------------------------------

         Michael Rider             Chief Financial Officer and Director
         James Barrington          Director


Class III Nominees - Term Expiring 2006

Michael Rider, age 41, is a co-founder, director, treasurer and Chief Financial Officer of the Company. Mr. Rider's term of office as a director expires in 2003. Mr. Rider is a Certified Public Accountant. Mr. Rider was controller, then Chief Financial Officer for The Plymouth Group and its successor, TPG Development Corporation, a San Francisco Bay Area real estate development company from 1991 until 1998. Since July 1998, he has served as Chief Financial Officer of Primecore Funding Group, Inc. He is also the Chief Financial Officer for our affiliates: Primecore Properties, Inc., and 99 Investors, LLC.

James Barrington, 62, has been a member of the Board since March 1, 2001, and before then served as an advisory director to the Company. From 1965 to 1999, Mr. Barrington was with Arthur Andersen LLP, serving primarily as an audit and business advisory partner. In his capacity as a partner of Arthur Andersen LLP, Mr. Barrington did not personally provide any services to the Company. Mr. Barrington retired from Arthur Andersen LLP on August 31, 1999, and has been retired but doing limited consulting work since that time. Mr. Barrington received a B.S. in accounting from San Jose State University and a M.B.A. from the University of California at Berkeley.

Other Directors With Continuing Terms (Not Subject to Vote at Meeting)

Class I Director--Term Expiring 2004

Susan Fox, age 46, is a co-founder, director, President and Chief Executive Officer of the Company. Ms. Fox is also a director, President and sole shareholder of our manager, Primecore Funding Group, Inc., and other affiliated companies. Ms. Fox has been involved in real estate development and construction lending for over twenty years. In 1993, Ms. Fox became a consultant, then employee and President of Jim Ward & Associates, Inc. Ms. Fox was responsible for dealing with substantial loan workout situations relating to loans made prior to her retention by Jim Ward & Associates. Since 1996, Ms. Fox has been the President of Primecore Funding Group, Inc. Ms. Fox has overall management responsibility and primary responsibility for loan underwriting and managing the loan portfolio.

Class II Director - Term Expiring 2005

Robert L. Puette, 61, has been a member of the Board since March 1, 2001, and became Chairman of the Board on April 30, 2003. Prior to becoming a member of the Board, Mr. Puette served as an advisory director to the Company. He is currently a Partner with WK Technology Fund, a venture capital firm. Between 1997 and 2000, Mr. Puette was the President, Chief Executive Officer, and member of the Board of Directors of Centigram Communications Corporation (NASDAQ), a communications technology firm. Prior to his position at Centigram, from 1995 to 1997, Mr. Puette served as President, CEO and Chairman of the Board of Directors at NetFRAME Systems (NASDAQ), a high-availability computer server company, and from 1990 to 1993, Mr. Puette served as President of Apple USA, Apple Corporation (NASDAQ). Prior to 1990, Mr. Puette served as a Group General Manager of Hewlett-Packard Corporation (NYSE). Mr. Puette is also on the Board of Cupertino Electric Corporation (Private) and the Magis Network Corporation (Private), and is a former director of Cisco Systems (NASDAQ). Mr. Puette holds a BSEE degree from Northwestern University and a MSOR degree from Stanford University.

One Class II Director position is currently vacant.

Directors' Meetings and Committees

The Board of Directors has not established standing audit, nominating or compensation committees or committees performing similar functions. During 2002, there were nine meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board of Directors.

Compensation of Directors

None of the directors of the Company who also serve as executive officers or employees of our affiliates receives any separate compensation for service on our Board of Directors or on any Board committee. Although all directors are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors, to date, no director has requested compensation for out of pocket expenses. Mr. Puette and Barrington, who are not employed by our affiliates or us, receive annual compensation of $30,000 and $25,000, respectively. Our charter obligates us to indemnify our directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Maryland General Corporation Law, the "Maryland GCL", permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Compensation Committee Interlocks

No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Officers of Primecore Mortgage Trust, Inc.

Our executive officers and senior officers and their positions are:

          Name                         Position
          ----                         --------

          Susan Fox                    President and Chief Executive Officer
          Robert Puette                Chairman of the Board of Directors
          Michael Rider                Treasurer and Chief Financial Officer
          Ben Hamburg                  Secretary

Executive officers are appointed by the Board of Directors, serve at the Board's pleasure and may be removed from office at any time without cause. There are no family relationships among the directors and officers. Mr. Puette receives the compensation noted above for his service as Chairman of the Board of Directors. None of the other executive officers of the Company receive compensation from us for their services; all are paid directly by our manager as part of and not in addition to the management fee. The management fee is discussed below. We do not have a stock option or deferred compensation plan.

Beneficial Ownership of Capital Stock by Large Securityholders

All of our common stock is owned by directors as discussed in the next section. No person beneficially owns more than 5% of Class A Convertible Preferred stock.

Beneficial Ownership of Capital Stock by Directors and Management

The following table presents information regarding the beneficial ownership of our capital stock as of March 31, 2003 of: (1) each of our directors and executive officers; and (2) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                           Number              Percent
  Title of Class      Beneficial Owner     of Shares           of Class
                      ----------------     ---------           --------
   Class A
     Convertible      Susan Fox              25,785                *
     Preferred        Michael Rider           5,000                *
                      Ben Hamburg             5,318                *
                      Robert Puette         405,241               1.8
                                       ------------------- -------------------

                      Total                 441,344               2.0
                                       =================== ===================

                      Susan Fox                  60                60
                      Michael Rider              20                20
                                       =================== ===================

                      Total                      80                80
                                       =================== ===================

* Less than one percent of our outstanding capital stock

Section 16(a) Beneficial Ownership Reporting Compliance

Ms. Fox and Mr. Rider were directors and officers of the Company throughout 2002. Mr. Puette and Mr. Barrington were directors throughout 2002. Because no person has ever owned more than 10% of the outstanding Class A Convertible Preferred stock, only the Company's officers and directors have been required to report under Section 16(a) of the Securities Exchange Act of 1934. Statements of beneficial ownership on SEC Form 3 or 5 respecting their ownership of common stock and Class A Convertible Preferred stock have been filed.

Transactions Involving Management

Management Agreement and Fees

Prior to January 1, 2003, we paid management fees based on the amount of loan commitments outstanding at the end of each month. During the year ended December 31, 2002, our management fee expense was $9,630,071 compared with $11,345,585 and $10,967,249 in 2001 and 2000 respectively. The decrease in our management fee expense resulted primarily from the decrease in the amount of our loan commitments during 2002.

As of October 17, 2002, we entered into an amended and restated management agreement with our manager, Primecore Funding Group, Inc. The agreement was included in an 8-K filing on December 20, 2002. The agreement generally provides that the fees our manager earns will be based on three components: a base fee, determined monthly, of 3.125% per annum of the total carrying amount of our investments in real estate, determined according to US GAAP; a cash flow bonus, determined quarterly, payable only upon achieving certain levels of loan repayments; and a rate of return bonus, determined quarterly, which is payable only upon achieving certain income per share returns for holders of Preferred Stock.

The changes made to the management agreement are intended to provide a better alignment of interest between our manager and the shareholders given current economic realities. The base fee is a reduced fee given the current portfolio since the fee is based on the carrying amount of ADC loans, instead of loan commitments. To the extent that the manager's actions produce results that are above base expectations, the manager will be rewarded. Under the restructured agreement our base management fee expense is expected to be reduced from $9.6 million in 2002 to approximately $4.5 million in 2003.

The management agreement has a term of three years from January 1, 2001. The agreement is renewed automatically for successive one-year periods unless we deliver a timely notice of non-renewal. Upon non-renewal of the agreement without cause, a termination fee will be payable to the manager in an amount equal to 4% of the total loan commitments in our mortgage loan portfolio. In addition, we have the right to end the agreement at any time upon the happening of specified events, after notice and an opportunity to cure, including a material breach by the manager of any provision contained in the agreement. Upon termination for cause, no termination fee will be payable to the manager.

We have agreed to indemnify the manager's directors, officers, shareholders and employees for all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the manager made in good faith in the performance of its duties under the management agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

Affiliates

We have other affiliates, which are entities with whom we share common officers and some common directors, but which have their own business purposes. The following is a list of other operating affiliates:

Primecore Funding Group, Inc., our affiliate, manages all of our business, subject to direction from our Board of Directors. Our manager bears all operating expenses connected with originating and managing our mortgage loan portfolio, and receives a monthly management fee that is established by a written management agreement that we entered into with our manager. Primecore Funding Group, Inc. holds a restricted real estate license issued by the California Department of Real Estate. Our headquarters are the offices of our manager. We currently do not pay any rent for our headquarters, as these expenses are borne by our manager.

Primecore Properties, Inc. is a California corporation, incorporated in 1997. Ms. Fox is its sole shareholder and one of its directors. Primecore Properties, Inc. is licensed by the California Department of Real Estate as a real estate corporation. Primecore Properties, Inc. provides some services to us through an agreement with our manager. Primecore Properties, Inc. does not receive any compensation from us.

Legal Proceedings

Neither Primecore Mortgage Trust, Inc. nor any nominee for director is a party to any legal or regulatory proceedings that we expect to have any material, adverse impact on the Company.

OTHER BUSINESS

The Board of Directors knows of no other matters, which may be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

SHAREHOLDER PROPOSALS -2004 ANNUAL MEETING

Shareholders are entitled to present proposals for action at a forthcoming shareholder's meeting if they comply with the requirements of the proxy rules. The Primecore Mortgage Trust, Inc. Bylaws provide that any shareholder wishing to bring any matter before the annual meeting must deliver notice to the Secretary at the principal executive offices of the Company not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting. Any proposals intended to be presented at the 2004 annual meeting of shareholders must be received at Primecore Mortgage Trust, Inc.'s offices on or before February 12, 2004, in order to be considered for inclusion in the proxy statement and form proxy relating to such meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS
Menlo Park, California
May 12, 2003                               Ben Hamburg, Secretary

                         Primecore Mortgage Trust, Inc.
                                 Revocable Proxy

               For Annual Meeting of Shareholders on June 26, 2003 This Proxy is Solicited on Behalf of the Board of Directors


The undersigned appoints Ben Hamburg, with full powers of substitution, to act as attorney and proxy for the undersigned to vote, as designated on this proxy, all shares of the Common Stock and the Class A Convertible Preferred Stock of Primecore Mortgage Trust, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders to be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on June 26, 2003 at 11:00 a.m., Pacific Daylight Time, and at any and all adjournments, in the manner indicated and in his discretion on any other business which may properly come before the meeting.

            THE BOARD RECOMMENDS A VOTE FOR EACH OF THE LISTED ITEMS
                                        ---

Item 1 - ELECTION OF DIRECTOR -- The Board recommends a vote FOR election of the following nominees:

         (1) Michael Rider; (2) James Barrington.


            Michael Rider

                      FOR               AGAINST           ABSTAIN

            James Barrington

                      FOR               AGAINST           ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING. THIS PROXY WILL BE VOTED BY THE INDIVIDUAL NAMED IN THIS PROXY IN HIS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                                         Dated: --------------------------, 2003


------------------------------------     ------------------------------------
Print Name                               Signature


------------------------------------     ------------------------------------
Print Name                               Signature

(Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

Please indicate if you plan on attending the annual meeting: Yes ____No _____

If you would like to receive future shareholder mailings, including all materials related to the annual meeting by email instead of by regular mail, please list your email address: __________________________________________

                   PLEASE COMPLETE, SIGN AND DATE THIS PROXY
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.